EXHIBIT 99.1

BLUE EARTH SELLS ITS 4.732 MWDC INDIANA SOLAR PROJECT TO NRG SOLAR DG LLC

Henderson, Nevada, January 8, 2015--Blue Earth, Inc. (NASDAQ: BBLU) a renewable/alternative energy and energy efficiency services company, announced today that it has closed on a Membership Interest Purchase Agreement to sell its wholly owned, Lenape II Solar LLC, that held the rights to develop, own and operate a 4.732 MWdc photovoltaic (PV) generating facility located in Indianapolis, Indiana to NRG Solar DG LLC.

Blue Earth Solar, Inc., a wholly owned subsidiary of BBLU, is providing the engineering, procurement and construction (EPC) services for the rooftop and carport PV project.  Completion of the project is expected during the third quarter of 2015.

“We are delighted to establish a working relationship with NRG as they are a premier company in the solar PV space,” stated Ruben Fontes, President of BE Solar, Inc.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus in energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and materially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.	Liviakis Financial Communications, Inc.
John C. Francis	Michael Bayes
www.blueearthinc.com	www.liviakis.com
702.263.1808 Ext. 103	415.389.4670
jfrancis@blueearthinc.com	michael@liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858.361.1786
bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.